QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23

Consent of Independent Certified Accountants

        We have issued our report, dated March 22, 2002, accompanying the consolidated financial statements included or incorporated by reference in the Form 10-KSB of Electro-Sensors, Inc. for the year ended December 31, 2001. We hereby consent to the incorporation by reference of the above-mentioned report in the Prospectus constituting part of the registration statements on Forms S-8 of Electro-Sensors, Inc. (File No. 333-40037), (File No. 333-08603), and (File No. 333-48955).

/s/ Schweitzer Karon & Bremer, LLC
Certified Public Accountants
Minneapolis, Minnesota

March 22, 2002

QuickLinks

Consent of Independent Certified Accountants